                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): November 13, 1996


                          American Phoenix Group, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Delaware                          0-26110            13-3768554
(STATE OR OTHER JURISDICTION OF          (COMMISSION       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           FILE NUMBER)    IDENTIFICATION NUMBER)




5 Park Plaza, Suite 1260, Irvine, CA                        92714
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


Registrant's telephone number, including area code: (714) 224-2525





(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a) Financial Statements

                  1. Financial statements of Tetherless Access Asia Limited for the period ended June 30, 1996

                  2. Financial statements of Tetherless Access Ltd. for the periods ended December 31, 1995 and 1994

         (b) Pro Forma Financial Information

         Pro forma financial information giving effect to the consummation of the Agreement

         (c) Exhibits*

                  (1) Plan and Agreement of Reorganization dated October 24, 1996, by and between Registrant, TAAL and the Shareholders (Schedules to this agreement, which are in standard form, have been ommitted but will be furnished to the Commission upon request)

                  (2) Agreement dated November 4, 1996, between Registrant, Rubywell Pty, Ltd. and Marine Turbine Australia Pty, Ltd. and related deed and promissory note

                  (3) Deed between Registrant and Capital Finance Corporation and related Promissory Note in the principal amount of $8,600,000 in connection with Registrant's sale of the Note Portfolio

------------------------
         *        Previously filed


ITEM 8.           CHANGE IN FISCAL YEAR.

         Under the Agreement, Registrant acquired from the TAAL Shareholders all issued and outstanding shares of TAAL. The transaction was accounted for as a reverse acquisition with TAAL being the surviving entity for accounting purposes. As a result, Registrant changed its fiscal year from August 31 to June 30 to conform to the fiscal year end of TAAL.

         Registrant's next periodic report will be the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 which will be filed on or before the date required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. No transition report is required to be filed.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: January 16, 1997



                                                  AMERICAN PHOENIX GROUP, INC.


                                                  By:  s/ Daniel France
                                                      -------------------------
                                                          Daniel France
                                                       Chief Financial Officer

                         TETHERLESS ACCESS ASIA LIMITED
                                 (ACN 069064642)


                              FINANCIAL STATEMENTS
                                  PERIOD ENDED
                                 30th JUNE 1996

                         TETHERLESS ACCESS ASIA LIMITED
                                DIRECTORS' REPORT

The Directors present the following report for the period 13 April 1995 (date of incorporation) to 30 June 1996.


Directors

The names and particulars of the Directors of the Company in office at the date of this report are:

                                      Appointed       Resigned
                                      ---------       --------
      Michael John Anseli             13/4/95          30/7/95
      Graeme Litfie                   30/7/95
      Timothy Todhunter               30/7/95
      Carl Christopher Wilson         30/7/95
      Bruce Pilley                    13/4/95
      John Bardin Davis               13/4/95

Details of Directors Experience and Qualifications

Carl Christopher Wilson - Non Executive Director
B.A., B.Comm, A.S.I.A., has over fifteen years experience in the areas of research of industrial companies, corporate advice, stockbroking and fund management. Mr Wilson is a Director of The Greenchip Emerging Growth Limited Group, Greenchip Resources Limited, Greenchip Development Capital Limited, Greenchip Investments Limited, Tetherless Access Limited (U.S.A.) and Enterprise Solutions Limited (U.S.A.).

Timothy Lempriere Todhunter - Non Executive Director
M.A. (Hons) Cantab. and Fellow of the Australian Institute of Management. Mr Todhunter has twenty six years experience in the Information
Technology Industry and is a director of The Australia Institute and The Australian Retirement Fund. Mr Todhunter is the immediate past President, Council of Textile and Fashion Industries of Australia.

Graeme Little - Non Executive Director
B.Ec., LLB has over seventeen years experience in the areas of corporate regulation, corporate advice, stockbroking, takeovers and fund management. Mr Little is a Director of The Greenchip Emerging Growth Limited Group, Greenchip Resources Limited, Greenchip Development Capital Limited, Greenchip Investments Limited and Mount Wellington Gold N.L..

Bruce Roy Pilley
Mr Pilley has extensive experience in the financial services industry, principally as an adviser to private and public companies. He has coordinated numerous syndications of professional investors and institutions in various capital raisings. He was recently responsible for the coordination of development capital funding for Enterprise Solutions Asia Pacific Limited.

John Bardin Davis
LL.B., B.Econ. has been principally involved as a Business and Investment Consultant in assessing opportunities and raising investment capital both privately and via prospectus issues. He has practised as a Solicitor in Australia since 1978, specializing in commercial and investment law and taxation. Mr Davis is a director of Derivative Fund Management Limited, a licensed dealer and manager of the publicly listed Princeton Precious Metals Fund and the Diversified Managed Futures Fund.


Directors' Meetings

                         Number of Meetings held         Number of
    Name of Director        Whilst a Director        Meetings Attended
    ----------------        -----------------        -----------------
    Michael John Ansell            2                         2
    Graeme Little                 11                        10
    Timothy Todhunter             11                        10
    Carl Christopher Wilson       11                        10
    Bruce Pilley                  12                        12
    John Bardin Davis             12                        12

Number of Directors meetings held during the year was 12.


Principal Activities

The principal activities of the Company include the development and production of wireless data communication technology and investment in a U.S.A. corporation which developed the wireless data communications technology.


Review of Operations

The Company made good progress in developing and producing a wireless communications product which is commercially viable in the world market. A number of potential markets and customers have been identified. Discussions with these customers in respect of dealing in this wireless technology, are in a number of cases relatively advanced.


Significant Changes in State of Affairs

The Company was incorporated on the 13th April 1995. This therefore is the initial reporting period. There has been no significant changes in the Company's state of affairs in the period ended 30 June 1996 other than the provision of equity and debt funding to its U.S.A. investee and the other matters noted in the Subsequent Events note on page 3.


Results of Operations

The net loss of the Company for the financial period ended 30 June 1996 after the provision for tax was $651,271.


Likely Developments

It is expected that the Company will continue to expand and develop it operations worldwide as a wholly owned subsidiary of American Phoenix Group Inc.

Dividends

The Directors do not recommend payment of a final dividend and no dividend has been paid since the incorporation of the Company.


Significant After Balance Date Events

Since 30 June 1996, the Company has called for repayment of the loan to a Related Body Corporate. The Related Body Corporate was unable to repay the loan. As a result and pursuant to the loan agreement, the Company became entitled to all the assets and liabilities of the Related Body Corporate including all Intellectual Property.

An agreement has been negotiated between the Company's shareholders and American Phoenix Group Inc., a U.S.A. NASDAQ listed company, whereby American Phoenix Group Inc., will acquire all the issued shares of the Company, thereby making the Company a 100% owned subsidiary of American Phoenix Group Inc.


Share Options

There are no outstanding share options issued by the Company.


Directors Shareholding:

                            Shares Owned           Shares Owned
                                Directly           Beneficially
                                --------           ------------
Graeme Little                          0             30,459,068
Timothy Todhunter                      0              1,031,439
Carl Christopher Wilson                0             30,459,068
John Bardin Davis                      0              9,890,000
Bruce Pilley                           0              9,890,000

No share options have been granted to any Director as a consequence of being a Director. All options held by Directors either directly or indirectly are as a result of options being granted on the same basis as to all other investors.


Indemnification of Directors and Officers

During the financial period no insurance premium was paid in respect to a contract insuring its Directors or senior employees against a liability of a nature that is required to be disclosed under subsection 309A(3) of the Corporations Law.


Directors Benefits:

Other than already referred elsewhere in this report, no Director of the Company has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in the accounts) by reasons of a contract made payable by the Company or by a related corporation with the Director or with a firm of which he is a member or with a company in which he has a substantial interest except any benefit that may be deemed to accrue to Mr B. Pilley by reason of professional consulting fees paid in the ordinary course of business to Mallar Holdings Pty Ltd a company in which he has a beneficial holding.

Signed in accordance with a resolution of the directors



/s/ Timothy Todhunter                  /s/ Bruce Pilley
------------------------------         ------------------------------
Director                               Director

Date: 11th November 1996
Melbourne

                         TETHERLESS ACCESS ASIA LIMITED
                        BALANCE SHEET AS AT 30 JUNE 1996

                                                                   1996
                                                Notes                 $
CURRENT ASSETS

Cash                                                             201,211
                                                            ------------
TOTAL CURRENT ASSETS                                             201,211
                                                            ------------

NON CURRENT ASSETS

Investments                                        2           4,650,672
Receivables                                        3           1,559,202
Property Plant and Equipment                       4              25,829
                                                            ------------

TOTAL NON CURRENT ASSETS                                       6,235,703
                                                            ------------

TOTAL ASSETS                                                   6,436,914
                                                            ------------

CURRENT LIABILITIES

Creditors and Borrowings                                           5,000
                                                            ------------

TOTAL CURRENT LIABILITIES                                          5,000
                                                            ------------

TOTAL LIABILITIES                                                  5,000
                                                            ------------

NET ASSETS                                                     6,431,914
                                                            ============



SHAREHOLDERS' EQUITY

Share Capital                                     5            2,313,834
Reserves                                          6            4,769,351
Accumulated Losses                                              (651,271)
                                                            ------------

TOTAL SHAREHOLDERS' EQUITY                                     6,431,914
                                                            ============

                         TETHERLESS ACCESS ASIA LIMITED
                            PROFIT AND LOSS STATEMENT
                        FOR THE PERIOD ENDED 30 JUNE 1996

                                                                    1996
                                                 Notes                 $
Operating Revenue                                  7               5,111
                                                            ============
Operating Profit/(Loss) Before Income Tax                       (651,271)

Income Tax Attributable to Operating
   Profit/(Loss)                                   9                   0
                                                            ------------

Operating Profit/(Loss) After Income Tax                        (651,271)

Retained Profits/(Accumulated Losses)
   at the beginning of the financial period                            0
                                                            ------------

Retained Profits/(Accumulated Losses)
   at the end of the financial period                          (651,271)
                                                            ============

                         TETHERLESS ACCESS ASIA LIMITED
                        NOTES TO AND FORMING PART OF THE
                   ACCOUNTS FOR THE PERIOD ENDED 30 JUNE 1996

1 Statement of Accounting Policies

The principal accounting policies adopted by Tetherless Access Asia Ltd are stated in order to assist in a general understanding of the financial statements. These policies have been consistently applied except as otherwise indicated.

The Company is not a reporting entity because, in the Directors' opinion, there are unlikely to exist users who are unable to command the preparation of reports tailored so as to satisfy specifically all of their information needs and these financial statements are therefore "special purpose financial reports" that have been prepared solely to meet the requirements of the members.

The financial statements have been drawn up in accordance with Schedule 5 of the Corporations Law and applicable Accounting Standards. The company has applied Accounting Standard AASB 1025: "Application of the Reporting Entity Concept and Other Amendments" and therefore there is no requirement to apply other accounting standards and other mandatory professional reporting requirements (Urgent Issue Group Consensus Views). The Company has prepared the accounts in accordance with all accounting standards except for AASB 1026: "Statement of Cash Flows", AASB 1017: "Related Party Disclosures", and AASB 1005: "Financial Reporting by Segments".

(a) Basis of Accounting

The financial statements have been prepared on the historical cost basis and except where stated do not take into account current valuations of non-current assets. The financial statements have been prepared on a going concern basis which contemplates continuity of normal business activities and the realization of assets and settlements of liabilities in the ordinary course of business. The Directors believe this basis to be appropriate. However, as the Company is in the developmental stage the ongoing financial viability of the Company is dependent on further financial support from shareholders and external financiers.

(b) Depreciation and Amortization of Property, Plant and Equipment

Items of property, plant and equipment are depreciated over their estimated Useful lives using the straight line method.

(c) Income Tax

Income tax has been brought to account using a method of tax effect accounting whereby income tax expense/(benefit) for the period is calculated on the accounting profit/(loss) after adjusting for items, which as a result of their treatment under income tax legislation, create permanent differences between that profit/(loss) and the taxable income/(loss). The tax effect of timing differences which arises from the recognition in the accounts of items of revenue and expenses in periods different from those in which they are assessable or allowable for income tax purposes, are represented in the balance sheet as "future income tax benefits" or "provision for deferred income tax", as the case may be at current tax rates. A future income tax benefit is only carried forward as an asset where realization of the benefit can be regarded as being assured beyond reasonable doubt

(d) Investments

Long term investments which were not purchased for resale purposes are stated at cost and reflected as non current assets.

(e) Comparatives

Comparative figures are not presented as the company was incorporated on 13th April 1995 and these are the first financial statements prepared.

(f) Formation Costs

Due to the uncertainty in quantifying the benefit that is likely to accrue from formation costs, all formation costs have been expensed during the period they were incurred.


2 Investments

                                                                    1996
                                                                       $
   Unlisted shares at cost:
       In related bodies corporate                             4,482,328

The above investment represents payments made for a 26% interest in Tetherless Access USA Limited ("TAL USA").
TAL USA's principal activity is the
development of wireless communication products.

   Investment in China Satellite Launch Agents
       HK Limited - at cost                                      168,344
                                                            ------------

                                                               4,650,672
                                                            ------------


3 Receivables

                                                                    1996
                                                                       $
   Promissory Note receivable from:
       Related bodies corporate - TAL USA                        294,109

   Convertible Promissory Note receivable from:
       Related bodies corporate - TAL USA                      1,265,093
                                                            ------------

                                                               1,559,202
                                                            ------------

Refer note 11 for latest developments in regard to the TAL USA Receivables.


4 Property Plant and Equipment

                                                                    1996
                                                                       $
   Office Furniture & Equipment                                   30,220
   Less Accumulated Depreciation                                  (4,391)
                                                            ------------

                                                                  25,829
                                                            ------------


5 Share Capital

                                                                    1996
                                                                       $
   Authorised:
   2,000,000,000 Ordinary Shares at $0.05 each               100,000,000
                                                            ------------
   Issued:
   46,276,674 Ordinary Shares at $0.05 each                    2,313,834
                                                            ------------


6 Reserves

                                                                    1996
                                                                       $
Share Premium Account
Shares were issued at various premiums throughout
the period. As at 30th June 1996 the balance
of the share premium account was                               4,769,351
                                                            ============


7 Operating Loss Before Tax

                                                                    1996
                                                                       $
Operating loss before income tax has been determined after;
   (a) Crediting as revenue:
       Interest - other persons                                    5,111

   (b) Charging as expense:
       Depreciation of office furniture and equipment              4,391
       Audit Fee                                                   5,000

       Formation Costs written off                               235,234
                                                            ============


8 Directors Income

                                                                   1996
                                                                      $
Total income received or receivable by Directors
including amounts receivable from related
bodies corporate                                                 88,000
                                                            ============

Number of Directors of the Company whose total income falls within the following bands

        $0         -    $9,999      5
        $80,000    -    $89,999     1

No payments were made in relation to retirement benefits for Directors.


9 Income Tax

The amount provided in respect of income tax expense/(benefit) differs from the amount prima facie expense/(benefit) on operating profit(loss).
The difference is reconciled as follows.

   Prima facie tax (benefit) on Operating Loss                  (234,457)
   (Calculated at 36%)

   Add Back Permanent Differences - Formation Costs
      Expensed in the accounts not claimable for income tax       85,404

   Current Year Tax Losses not tax recognized                    149,053
                                                            ------------

   Income Tax Expense Benefit                                          0
                                                            ------------

The above tax loss has not been brought to account as a future income tax benefit as realization cannot be virtually assured.


10 Commitments

Non-cancellable operating leases not provided for with a term of more than one year-

   Payable:
   Not later than one year                                        31,169
   Later than one year but not later than 2 years                  7,792
                                                            ------------

                                                                  38,961

                                                            ------------

The Company is committed to pay a further HK$3,000,000 (AUS$489,540) to China Satellite Launch Agents HK Ltd (C.S.L.A.L.) as part of the investment in China Satellite Launch. This payment is dependant on C.S.L.A.L. achieving established levels of national; frequencies within China, and upon the granting of specific licences to C.S.L.A.L..


11 Significant After Balance Date Events

Since 30 June 1996, the Company has called for repayment of the loan to a Related Body Corporate. The Related Body Corporate was unable to repay the loan. As a result and pursuant to the loan agreement, the Company became entitled to all the assets and liabilities of the Related Body Corporate including all Intellectual Property.

An agreement has been negotiated between the Company's shareholders and American Phoenix Group Inc., a U.S.A. NASDAQ listed company, whereby American Phoenix Group Inc., will acquire all the issued shares of the Company, thereby making the Company a 100% owned subsidiary of American Phoenix Group Inc.

                         TETHERLESS ACCESS ASIA LIMITED
                             STATEMENT BY DIRECTORS

As detailed in Note 1 to the Accounts, the Directors consider that the Company is not a reporting entity as in their opinion there are unlikely to exist any users dependent on general purpose financial statements for information which would be useful for them in making and evaluating decisions about the allocation of scarce resources.

These accounts are regarded as "special purpose financial reports" which have been prepared solely to meet the reporting obligations of the Corporations Law.


In the opinion of the Directors:-

1
(a) the accompanying Profit and Loss Account and Balance Sheet are drawn up so as to give a true and fair view of the result of the Company for the period ended 30 June 1996, and the state of affairs of the Company as at 30 June 1996.

(b) as at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due. However, as the Company is in the development stage, the ongoing financial viability of the Company is dependant on further financial support from shareholders and external financiers.

2   The accounts of the company have been made out in accordance with applicable
Accounting Standards to the extent indicated in Note 1 to the Accounts.



Dated at Melbourne this 11th day of November 1996. Signed in accordance with a resolution of the Directors:




/s/ Timothy Todhunter
------------------------------              Director




/s/ Bruce Pilley
------------------------------              Director

Pannell Kerr Forster
Chartered Accountants

INDEPENDENT AUDIT REPORT
TO THE MEMBERS OF TETHERLESS ACCESS ASIA LIMITED

Scope

30 June 1996

We have audited the financial statements, being a special purpose financial report, of Tetherless Access Asia Limited for the year ended 30 June 1996 comprising the Profit and Loss Account, Balance Sheet and Directors' Statement. The company's directors are responsible for the preparation and presentation of the financial statements and the information contained therein and have determined that the basis of accounting used and described in Note 1 to the financial statements is appropriate to meet the requirements of the Corporations Law and the needs of the members. We have conducted an independent audit of the financial statements in order to express an opinion to the members of the company on their preparation and presentation. No opinion is expressed as to whether the accounting policies used, and described in Note 1, are appropriate to the needs of the members.

The financial statements have been prepared for distribution to members for the purpose of fulfilling the directors' financial reporting requirements under the Corporations Law. We disclaim any assumption of responsibility for any reliance on this report or on the financial statements to which it relates to any person other than the members, or for any purpose other than that for which it was prepared.

Our audit has been conducted in accordance with Australian Auditing Standards. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with the accounting policies described in Note I to the financial statements. (These policies do not require the application of all Accounting Standards and UIG Consensus Views)

The audit opinion expressed in this report has been formed on the above basis.


Audit Opinion

In our opinion, subject to the effects if any, on the accounts of the matters referred to in the preceding paragraph, the financial statements of Tetherless Access Asia Limited for the year ended 30 June 1996 are properly drawn up:

(a) so as to give a true and fair view, in accordance with the basis of accounting policies described in Note 1 to the financial statements, of the matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

(b)    in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable Accounting Standards. As the company has applied AASB 1025: "Application of the Reporting Entity Concept and Other Amendments", other Accounting Standards have only been applied to the extent described in Note 1 to the financial statements. (Similarly, as the company is a non-reporting entity, UIG Consensus Views have only been applied to the extent described in Note 1)



/s/ PANNELL KERR FORSTER                   /s/ G P Andreola
------------------------------         ------------------------------
    PANNELL KERR FORSTER                   G P Andreola
    Chartered Accountants                  Partner

A Victorian Partnership                    11 November 1996
                                           Melbourne

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Tetherless Access, Ltd.

We have audited the accompanying balance sheets of Tetherless Access, Ltd. (a company in the development stage) as of December 31, 1995 and 1994 and the related statements of operations, of shareholders equity and of cash flows for the years then ended and for the period from inception (March 29, 1990) through December 31, 1995. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As explained in Note 7, the Directors of the Company resolved on September 15, 1996 to transfer the assets of the Company to the holders of certain secured promissory notes in satisfaction of amounts due, due to the Company's inability to meet its obligations under these notes.

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Tetherless Access, Ltd. (a company in the development stage), at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended and for the period from inception (March 29, 1990) through December 31, 1995, in conformity with generally accepted accounting principles.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
San Jose, California
December 3, 1996

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
BALANCE SHEETS

                                                                                 DECEMBER 31,
                                                                             1995              1994

                           ASSETS
Current assets:
         Cash                                                           $   227,000        $   180,000
         Receivable from founder (Note 3)                                      --               25,000
         Accounts receivable                                                195,000               --
         Inventories (Note 2)                                               272,000               --
         Prepaid expenses and other current assets                           26,000             36,000
                                                                        -----------        -----------
                           Total current assets                             720,000            241,000
Property and equipment, net (Note 2)                                        282,000            141,000
Deposits                                                                     12,000               --
                                                                        -----------        -----------
                                                                        $ 1,014,000        $   382,000
                                                                        ===========        ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                               $   157,000        $    58,000
         Accrued liabilities                                                207,000             70,000
         Current portion of capitalized lease obligation (Note 4)            22,000             14,000
                                                                        -----------        -----------
                           Total current liabilities                        386,000            142,000
                                                                        -----------        -----------
Capitalized lease obligation, less current portion (Note 4)                  28,000             29,000
                                                                        -----------        -----------
                           Total liabilities                                414,000            171,000
                                                                        -----------        -----------
Commitments (Note 4)

Shareholders' equity (Note 5):
         Common stock, no par value, 50,000,000 shares
                  authorized; 11,914,321 and 9,485,000 shares
                  issued and outstanding                                  7,940,000          1,521,000
         Common stock subscriptions receivable                           (3,599,000)              --
         Deficit accumulated during development stage                    (3,741,000)        (1,310,000)
                                                                        -----------        -----------
                           Total shareholders' equity                       600,000            211,000
                                                                        -----------        -----------
                                                                        $ 1,014,000        $   382,000
                                                                        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS,LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENTS OF OPERATIONS

                                                                                 Period from
                                                                                  inception
                                                                                  (March 29,
                                                                                     1990)
                                                        Year Ended                  through
                                                       December 31,               December 31,
                                                  1995              1994               1995
Sales                                        $   241,000        $      --          $   266,000
Cost of sales                                    165,000               --              165,000
                                             -----------        -----------        -----------
   Gross profit                                   76,000               --              101,000
                                             -----------        -----------        -----------

Operating expenses:
   Selling, general and administrative         1,110,000            409,000          1,633,000
   Research and development                    1,400,000            742,000          2,235,000
                                             -----------        -----------        -----------
     Total operating expenses                  2,510,000          1,151,000          3,868,000
                                             -----------        -----------        -----------

Loss from operations                          (2,434,000)        (1,151,000)        (3,767,000)

Interest income                                   10,000             26,000             26,000
Interest expense                                  (7,000)            (3,000)              --
                                             -----------        -----------        -----------
Net loss                                     $(2,431,000)       $(1,128,000)       $(3,741,000)
                                             ===========        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (MARCH 29, 1990) THROUGH DECEMBER 31, 1995

                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                                       COMMON STOCK        DURING
                                                                  COMMON STOCK        SUBSCRIPTIONS     DEVELOPMENT
                                                            SHARES        AMOUNT       RECEIVABLE         STAGE          TOTAL
Capital contribution from founders                        6,000,000    $    6,000    $      --        $      --       $     6,000
Net loss                                                       --            --             --             (3,000)         (3,000)
                                                        -----------    ----------    -----------      -----------     -----------

Balance at December 31, 1990                              6,000,000         6,000           --             (3,000)          3,000
Issuance of common stock for services                        10,000         1,000           --               --             1,000
Net loss                                                       --            --             --             (3,000)         (3,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1991                              6,010,000         7,000           --             (6,000)          1,000
Issuance of common stock for services                        20,000         1,000           --               --             1,000
Net loss                                                       --            --             --            (79,000)        (79,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1992                              6,030,000         8,000           --            (85,000)        (77,000)
Net loss                                                       --            --             --            (97,000)        (97,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1993                              6,030,000         8,000           --           (182,000)       (174,000)
Issuance of common stock for cash                         3,450,000     1,500,000           --               --         1,500,000
Issuance of common stock for services                         5,000         3,000           --               --             3,000
Services provided for common stock subscriptions               --          10,000           --               --            10,000
Net loss                                                       --            --             --         (1,128,000)     (1,128,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1994                              9,485,000     1,521,000           --         (1,310,000)        211,000
Issuance of common stock previously subscribed               20,000          --             --               --              --
Issuance of common stock for services                        28,600        20,000           --               --            20,000
Repurchase of common stock from founder                  (2,500,000)       (3,000)          --               --            (3,000)
Issuance of common stock for cash at $0.001 per share     2,320,000         2,000           --               --             2,000
Issuance of common stock for cash at $0.625 per share       640,000       400,000           --               --           400,000
Common stock subscriptions at $1.25 per share                  --       6,000,000     (6,000,000)            --              --
Issuance of common stock subscribed                       1,920,721          --        2,401,000             --         2,401,000
Net loss                                                       --            --             --         (2,431,000)     (2,431,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1995                             11,914,321    $7,940,000    $ 3,599,000      $(3,741,000)    $   600,000
                                                        ===========    ==========    ===========      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENTS OF CASH FLOWS

                                                                                                      PERIOD FROM
                                                                                                       INCEPTION
                                                                                                       (MARCH 29,
                                                                                                          1990)
                                                                                                         THROUGH
                                                                    YEAR ENDED DECEMBER 31,            DECEMBER 31,
                                                                   1995                1994               1995
Cash flows from operating activities:
   Net loss                                                     $(2,431,000)       $(1,128,000)       $(3,741,000)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation                                                  58,000             29,000             89,000
       Common stock issued in exchange for services                  20,000             13,000             35,000
   Changes in assets and liabilities:
     Accounts receivable                                           (195,000)              --             (195,000)
     Inventories                                                   (272,000)             1,000           (272,000)
     Prepaid expenses and deposits                                   10,000            (36,000)           (26,000)
     Deposits                                                       (12,000)              --              (12,000)
     Accounts payable                                                99,000             43,000            157,000
     Accrued liabilities                                            137,000             33,000            207,000
                                                                -----------        -----------        -----------
         Net cash used in operating activities                   (2,586,000)        (1,045,000)        (3,758,000)
                                                                -----------        -----------        -----------
Cash flows from investing activities resulting from the
   acquisition of property and equipment                           (174,000)          (120,000)          (301,000)
                                                                -----------        -----------        -----------

Cash flows from financing activities:
   Payment of loans                                                    --              (50,000)              --
   Receivable from founder                                           25,000            (24,000)              --
   Payables to founders                                                --              (86,000)              --
   Principal payments on capitalized lease obligations              (18,000)            (2,000)           (20,000)
   Proceeds from issuance on common stock, net of
     repurchases                                                  2,800,000          1,500,000          4,306,000
                                                                -----------        -----------        -----------
         Net cash provided by financing activities                2,807,000          1,338,000          4,286,000
                                                                -----------        -----------        -----------
Net increase in cash                                                 47,000            173,000            227,000
Cash at beginning of period                                         180,000              7,000               --
                                                                -----------        -----------        -----------
Cash at end of period                                           $   227,000        $   180,000        $   227,000
                                                                ===========        ===========        ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for taxes                        $     1,000        $     1,000        $     5,000
   Interest paid                                                      7,000              3,000             10,000

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
     Acquisition of property and equipment under
       capitalized lease obligation                             $    25,000        $    45,000        $    70,000

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Tetherless Access, Ltd. (the "Company"), was incorporated in California on March 29, 1990 to develop products for the wireless data communications market. Since commencing activities in 1990, the Company has been in the development stage and its operations have principally involved research and development, market analysis and other business planning activities. The Company's first revenues from product sales were generated in late 1995; however, since such revenues are not significant, the Company is still considered to be in the development stage at December 31, 1995.

     THE FOLLOWING IS A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING
     POLICIES:

     LIQUIDITY AND FINANCIAL VIABILITY
     The Company has accumulated a deficit of $3,741,000 for the period from its inception through December 31, 1995. During 1995, the Company obtained a financing commitment from certain shareholders to invest an additional $6,000,000 in the Company in exchange for 4,800,000 shares of Common Stock, payable in monthly installments on an as-needed basis. Through December 31, 1995, the Company had received $2,401,000 under this commitment. In March 1996, the Company obtained additional financing commitments from certain shareholders on the same terms as above aggregating $8,000,000 including amounts previously committed, but not yet received. The commitment expires December 31, 1996.

     In May 1996, the Company obtained financing of $1,000,000 under a secured convertible promissory note repayable on May 2, 1998. In connection with this note, the Company issued 1,540,000 shares to the lender in consideration for an option to purchase 25% of the lender's outstanding stock at a price of $0.25 (Australian dollars) and for the lender's agreement to enter into a distribution agreement with the Company.

     In June 1996, the Company obtained additional financing of $3,000,000 from the same lender under a secured promissory note repayable on June 17, 1998.

     The $1,000,000 and $3,000,000 notes were each secured by an interest in the Company's tangible and intangible property. Both notes contained certain covenants relating to the financial position of the Company.

     On September13, 1996, the lender made demand for immediate payment of the notes (see Note 7).

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     USE OF ESTIMATES AND ASSUMPTIONS
     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK
     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of bank deposits and accounts receivables. The Company places its cash primarily in checking and market rate accounts. Two customers accounted for 37% and 33%, respectively, of sales in 1995. Receivables from these customers total $89,000 and $79,000 at December 31, 1995. The Company performs ongoing evaluations of its customers' financial condition and maintains an allowance for uncollectible accounts receivable based upon the expected collectibility of all accounts receivable.

     REVENUE RECOGNITION
     Revenue from product sales is recognized upon product shipment provided no significant obligations remain and collectibility is probable.

     INVENTORIES
     Inventories are stated at the lower of cost, using the first-in, first-out method, or market.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

     INCOME TAXES
     Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



   Balance Sheet Components

                                                             December 31,
                                                         1995            1994
     Inventories:
         Raw materials                                $ 225,000        $      -
         Finished goods                                  47,000               -
                                                      ---------        --------
                                                      $ 272,000        $      -
                                                      =========        ========
     Property and equipment:
         Equipment and other                          $ 237,000        $159,000
         Furniture and fixtures                         118,000          13,000
         Software                                        16,000               -
                                                      ---------        --------
                                                        371,000         172,000
         Accumulated depreciation                       (89,000)        (31,000)
                                                      ---------        --------
                                                      $ 282,000        $141,000
                                                      =========        ========


3.   RELATED PARTY TRANSACTIONS

     In March 1994, the Company loaned $25,000 to a founder in exchange for a 4% promissory note secured by 57,500 shares of the Company's Common Stock. The note and accrued interest were repaid in full in 1995.

     During 1995, approximately $89,000 of the Company's sales were to a shareholder. Accounts receivable at December 31, 1995 from this shareholder were $89,000, which were paid in full in 1996.


4.   COMMITMENTS

     During 1995, the Company entered into a three-year noncancelable operating lease for its facility. In 1995 and 1994, the Company entered into agreements to lease equipment aggregating $25,000 and $45,000, respectively which have been recorded as capitalized leases.

     Rent expense on operating leases totaled $88,000 and $27,000 in 1995 and 1994, respectively.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     Future minimum lease payments under operating and capitalized leases are as follows:

     YEAR ENDING DECEMBER 31                                 OPERATING    CAPITALIZED
         1996                                                 $191,000    $   27,000
         1997                                                  146,000        25,000
         1998                                                  128,000         4,000
         1999                                                        -         3,000
         2000                                                        -         2,000
                                                              --------    ----------
         Total minimum lease payments                         $465,000        61,000
                                                              ========
         Less:  amount representing interest                                  11,000
                                                                          ----------
         Present value of minimum lease payments                              50,000
         Less:  current portion                                               22,000
                                                                          ----------
         Long-term portion of capitalized lease obligations               $   28,000
                                                                          ==========

5.   SHAREHOLDERS' EQUITY

     In March 1990, the founders of the Company contributed certain intellectual property and cash to the Company aggregating $4,000 and $2,000, respectively, in exchange for 6,000,000 shares of Common Stock. In 1991 and 1992, the Company issued 10,000 and 20,000 shares of Common Stock, respectively, valued at $0.05 per share in exchange for services. In 1994, the Company issued 5,000 shares of Common Stock valued at $0.50 per share to an employee in exchange for services.

     In January 1994, the Company issued 3,450,000 shares of Common Stock to an independent investor in exchange for cash of $1,500,000. The Company has the right of first refusal to purchase the shares, except in the event of a merger, the sale of all of the Company's assets or an initial public offering of the Company's Common Stock.

     During 1994, certain employees and consultants provided services to the Company in exchange for a subscription for the issuance of 20,000 shares of Common Stock. Such services were valued at $10,000, and the 20,000 shares were issued in 1995.

     During 1995, the Company issued 28,600 shares of Common Stock valued at $20,000 to certain employees and a consultant in exchange for services provided to the Company.

     In February 1995, the Company repurchased 2,500,000 shares of Common Stock from a founder at $0.001 per share.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     A total of 2,960,000 shares of Common Stock have been sold to investors subject to the Company's right of first refusal to purchase the shares, except in the event of an initial public offering of the Company's Common Stock.

     During 1995, certain shareholders (see Note 1) committed to purchase 4,800,000 shares of Common Stock for $1.25 per share through March 1996. The total amount of $6,000,000 is paid in monthly installments on an as-needed basis. Through December 31, 1995, the Company had received $2,401,000 and issued 1,920,721 shares of Common Stock under this commitment.

     STOCK OPTION PLAN
     The 1993 Stock Option Plan (the "Plan"), as amended, authorizes the Board of Directors to grant incentive stock options and nonstatutory stock options to employees, directors and consultants to purchase up to 3,200,000 shares of Common Stock. Under the Plan, incentive stock options are granted at a price that is not less than 100% of the fair market value of the stock on the date of grant, as determined by the Board of Directors. Nonqualified stock options are granted at a price that is not less than 85% of the fair market value of the stock on the date of grant, as determined by the Board of Directors.

     Generally, options granted under the Plan are exercisable on and after the date of grant. Any unvested shares which the optionee has purchased and holds are subject to the Company's right to repurchase from the optionee at the optionee's cost per share, in the event the optionee attempts to dispose of such shares or in the event of the optionee's termination of employment with or without cause. The Company's repurchase right lapses as shares subject to an option become vested. Generally, shares subject to options granted under the Option Plan vest at the rate of 1/4th of the shares on the first anniversary of the grant date of the option, and an additional 1/48th of the shares upon completion of each succeeding full month of continuous employment thereafter until all shares are vested.

     In February 1995, the Company granted to the Chairman of the Board of Directors and Chief Executive Officer options to purchase 1,200,000 shares at an exercise price of $0.001 per share. These options vest at the rate of 1/24th for each full month of employment after the date of the grant.

     Options are exercisable for a period of ten years.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     A summary of stock option activity is as follows:

                                                               SHARES             OPTIONS              PRICE PER
                                                              AVAILABLE          OUTSTANDING            SHARE
     Balance as of December 31, 1993                          3,200,000                  -                    -
     Granted                                                 (1,475,000)         1,675,000                $0.50
     Canceled                                                   475,000           (475,000)               $0.50
                                                             ----------          ---------
     Balance as of December 31, 1994                          2,200,000          1,000,000                $0.50

     Granted                                                 (2,061,000)         2,061,000         $0.001-$1.25
     Canceled                                                   500,000           (500,000)               $0.50
                                                             ----------          ---------
     Balance as of December 31, 1995                            639,000          2,561,000         $0.001-$1.25
                                                             ==========          =========

     At December 31, 1995, 887,541 options to purchase shares were vested.

     WARRANTS
     At December 31, 1995, warrants to purchase 50,000 shares of Common Stock at $0.50 per share were outstanding. The warrants expire in 2005.


6.   INCOME TAXES

     No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses since inception. Deferred tax assets of approximately $1,518,000 and $522,000 at December 31, 1995 and 1994, respectively, are fully reserved due to the uncertainty of realization and consist primarily of deferred compensation, R&D credits, and accumulated losses.

     At December 31, 1995, the Company had federal and state net operating loss carryforwards of $3,477,000 and $3,469,000, respectively, available to reduce future taxable income. Such carryforwards expire through 2010. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period. Such a change in ownership may have occurred in connection with stock offerings in 1994 and 1995, and the Company is currently assessing possible restrictions on the use of its net operating loss carryforward as a result of such possible changes in ownership. There can be no assurance that the Company's net operating loss carryforward will be available for use in the future.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



7.   SUBSEQUENT EVENTS

     On September 13, 1996, the holder of the secured convertible promissory note dated May 2, 1996 in the face amount of $1,000,000 and the secured promissory note dated June 17, 1996 in the face amount of $3,000,000 made demand for immediate payment of the notes. The Company's indebtedness at September 13, 1996 under these notes was a total principal amount of $2,215,000, plus accrued and unpaid interest.

     Due to the Company's inability to pay the amounts due under the notes, the Directors resolved on September 15, 1996 to transfer to the lender all assets of the Company, which represented the secured collateral under the notes, in satisfaction of the amounts outstanding. The historical cost of the collateral transferred was less than the amounts due under the notes.

                                      INDEX


American Phoenix Group, Inc. and Tetherless Access Asia Limited -
         Unaudited Pro Forma Combining Condensed Balance Sheets as of September 30, 1996

Tetherless Access Asia Limited and Tetherless Access, Ltd. -
         Unaudited Combined Statements of Operations for the three months ended September 30, 1996 and 1995

Tetherless Access Asia Limited and Tetherless Access, Ltd. -
         Unaudited Combined Statements of Operations for the three months ended September 30, 1996 and 1995

Tetherless Access Asia Limited and Tetherless Access, Ltd. -
         Unaudited Combined Statements of Operations for the twelve months ended September 30, 1996

Notes to Pro Forma Combining Condensed Financial Statements

Audited Financial Statements of Tetherless Access Asia Limited -
         June 30, 1996

 Audited Financial Statements of Tetherless Access, Limited -
         December 31, 1995 and 1994

                          AMERICAN PHOENIX GROUP, INC.
                       AND TETHERLESS ACCESS ASIA LIMITED
             UNAUDITED PRO FORMA COMBINING CONDENSED BALANCE SHEETS
                               SEPTEMBER 30, 1996

                                                                American       Tetherless
                                                                 Phoenix       Access Asia     Pro Forma
                                                               Group, Inc.     Limited (1)    Adjustments              Combined
                                     ASSETS

CURRENT ASSETS
   Cash                                                       $    648,021    $   114,288   $                      $     762,309
   Inventory                                                                      442,472                                442,472
   Accounts receivable                                                            123,936                                123,936
   Subscriptions receivable                                                     1,664,540                              1,664,540
   Prepaid expenses                                                                15,416                                 15,416
   Net assets of discontinued operations                         9,902,596                                             9,902,596
   Investment in Barlile Corp.                                     150,000                                               150,000
                                                              ------------    -----------   ------------           -------------
            TOTAL CURRENT ASSETS                                10,700,617      2,360,652                             13,061,269

PROPERTY AND EQUIPMENT, Net                                         46,526        545,586                                592,112

OTHER ASSETS
   Funds held in escrow                                            230,000                                               230,000
   Insurance escrow deposit                                        150,000                                               150,000
   Other deposits                                                   69,190         84,860                                154,050
   Intellectual property                                                              315                                    315
   Investments                                                                    137,984                                137,984
                                                              ------------    -----------   ------------           -------------
                                                                   449,190        223,159                                672,349
                                                              ------------    -----------   ------------           -------------
                                                              $ 11,196,333    $ 3,129,397   $                      $  14,325,730
                                                              ============    ===========   ============           =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable                                              $  2,206,159    $             $            (4)       $   2,206,159
   Accounts payable and accrued expenses                         1,004,418        289,977                              1,294,395
   Reserve for rescission/guarantee                                526,000                                               526,000
                                                              ------------    -----------   ------------           -------------
            TOTAL CURRENT LIABILITIES                            3,736,577        289,977                              4,026,554

LIABILITIES TO BE SATISFIED BY THE ISSUANCE OF SHARES
   OF COMMON STOCK                                               2,177,000                    (2,177,000)(4)
STOCKHOLDERS' EQUITY
   Preferred stock - authorized 10,000,000 shares,
        $.01 par value , issued and outstanding -
        8,000,000 shares (pro forma)                                                              80,000 (2)              80,000
   Common stock - authorized 50,000,000 shares,
        $.001 par value, issued and outstanding
        15,913,686 shares (pro forma)                               19,119      3,490,125     (3,493,330)(2),(4)          15,914
   Additional paid-in capital                                   21,717,639      6,942,776    (10,863,672)(2),(4)      17,796,743
   Accumulated deficit                                         (16,454,002)    (7,593,481)    16,454,002    (2)       (7,593,481)
                                                              ------------    -----------   ------------           -------------
            TOTAL STOCKHOLDERS' EQUITY                           5,282,756      2,839,420      2,177,000              10,299,176
                                                              ------------    -----------   ------------           -------------
                                                              $ 11,196,333    $ 3,129,397   $                      $  14,325,730
                                                              ============    ===========   ============           =============

See accompanying Notes to Pro Forma Combining Condensed Financial Statements.

           TETHERLESS ACCESS ASIA LIMITED AND TETHERLESS ACCESS, LTD.
              UNAUDITED COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 1996



                                                       Tetherless       Tetherless
                                                      Access Asia         Access
                                                        Limited          Limited           Combined
                                                        -------          -------           --------
REVENUES                                              $                 $ 108,381        $   108,381
                                                      ---------         ---------        -----------
COSTS AND EXPENSES
   Cost of sales                                                           96,039             96,039
   Selling, general and administrative                  262,664           653,649            916,313
   Research and development                                               213,921            213,921
                                                      ---------         ---------        -----------

             TOTAL COSTS AND EXPENSES                   262,664           963,609          1,226,273
                                                      ---------         ---------        -----------
LOSS FROM OPERATIONS                                   (262,664)         (855,228)        (1,117,892)
                                                      ---------         ---------        -----------
OTHER INCOME                                              1,050                                1,050
                                                      ---------         ---------        -----------
NET LOSS                                              $(261,614)        $(855,228)       $(1,116,842)
                                                      =========         =========        ===========
NET LOSS PER SHARE                                                                       $     (0.10)
                                                                                         ===========
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                                                                     11,560,000
                                                                                         ===========

See accompanying Notes to Pro Forma Combining Condensed Financial Statements.

           TETHERLESS ACCESS ASIA LIMITED AND TETHERLESS ACCESS, LTD.
              UNAUDITED COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 1995



                                                        Tetherless        Tetherless
                                                       Access Asia         Access
                                                         Limited           Limited            Combined
                                                         -------           -------            --------
REVENUES                                                $                 $  38,200         $    38,200
                                                        --------          ---------         -----------
COSTS AND EXPENSES
   Cost of sales                                                             23,169              23,169
   Selling, general and administrative                    32,026            594,185             626,211
   Research and development                                                  31,011              31,011
                                                        --------          ---------         -----------
             TOTAL COSTS AND EXPENSES                     32,026            648,365             680,391
                                                        --------          ---------         -----------
LOSS FROM OPERATIONS                                     (32,026)          (610,165)           (642,191)
                                                        --------          ---------         -----------
OTHER INCOME                                                                  2,262               2,262
                                                        --------          ---------         -----------
NET LOSS                                                $(32,026)         $(607,903)        $  (639,929)
                                                        ========          =========         ===========
NET LOSS PER SHARE                                                                          $     (0.06)
                                                                                            ===========
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                                                                        11,560,000
                                                                                            ===========

See accompanying Notes to Pro Forma Combining Condensed Financial Statements.

           TETHERLESS ACCESS ASIA LIMITED AND TETHERLESS ACCESS, LTD.
              UNAUDITED COMBINED CONDENSED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996




                                                                         1995          1996
                                                                         ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                                       $ (639,929)   $(1,116,842)
       Adjustments to reconcile net loss to net cash
         used in operating activities:
              Depreciation and amortization                               15,610         39,881
              Increase (decrease) in:
                   Accounts receivable                                      (600)       (11,217)
                   Inventory                                            (211,293)       150,011
                   Prepaid expenses                                      (49,742)        99,431
                   Accounts payable and accrued expenses                 (18,629)      (205,212)
                                                                      ----------    -----------
              Net cash used in operating activities                     (904,583)    (1,043,948)
                                                                      ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
       Increase in other assets                                                         (90,943)
       Purchases of furniture and equipment                               (6,312)      (274,469)
                                                                      ----------    -----------
              Net cash provided by (used) in investing activities         (6,312)      (365,412)
                                                                      ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
      Payment of loans                                                    (5,027)        (5,497)
      Sale of common stock                                             1,153,820      1,345,213
                                                                      ----------    -----------
              Net cash provided by financing activities                1,148,793      1,339,716
                                                                      ----------    -----------
NET  INCREASE IN CASH                                                    237,898        (69,644)

CASH, Beginning of period                                                333,574        183,932
                                                                      ----------    -----------
CASH, End of period                                                   $  571,472    $   114,288
                                                                      ==========    ===========

See accompanying Notes to Pro Forma Combining Condensed Financial Statements.

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES
                       AND TETHERLESS ACCESS ASIA LIMITED
        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1996


                                            Tetherless   Tetherless
                                           Access Asia     Access                        American
                                              Limited      Limited       TAAL & TAL      Phoenix         Pro Forma
                                             ("TAAL")      ("TAL")        Combined    Group, Inc. (3)  Adjustments      Combined
                                             --------      -------        --------    ---------------  -----------      --------
REVENUES                                     $            $   683,627   $   683,627   $                $             $   683,627
                                             ---------    -----------   -----------   ------------     -----------   -----------
COSTS AND EXPENSES
   Cost of sales                                              560,762       560,762                                      560,762
   Selling, general and administrative         466,831      4,820,222     5,287,053                                    5,287,053
   Research and development                                   514,434       514,434                                      514,434
                                             ---------    -----------   -----------   ------------     -----------   -----------
             TOTAL COSTS AND EXPENSES          466,831      5,895,418     6,362,249                                    6,362,249
                                             ---------    -----------   -----------   ------------     -----------   -----------
LOSS FROM OPERATIONS                          (466,831)    (5,211,791)   (5,678,622)                                  (5,678,622)
                                             ---------    -----------   -----------   ------------     -----------   -----------
OTHER INCOME                                     3,520          8,778        12,298                                       12,298
                                             ---------    -----------   -----------   ------------     -----------   -----------
NET LOSS                                     $(463,311)   $(5,203,013)  $(5,666,324)  $                $             $(5,666,324)
                                             =========    ===========   ===========   ============     ===========   ===========
NET LOSS PER SHARE                                                                                                   $     (0.49)
                                                                                                                     ===========
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                                                                                                 11,560,000
                                                                                                                     ===========

See accompanying Notes to Pro Forma Combining Condensed Financial Statements.

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES
                       AND TETHERLESS ACCESS ASIA LIMITED

                NOTES TO UNAUDITED PRO FORMA COMBINING CONDENSED
                              FINANCIAL STATEMENTS


1. Tetherless Access Asia Limited ("TAAL) balance sheet as of September 30, 1996 included the assets and liabilities of Tetherless Access Limited ("TAL"). TAAL foreclosed on delinquent obligations due from its affiliate, TAL. Pursuant to the foreclosure, TAAL succeeded to the assets and liabilities of TAL.

2. To reflect the issuance of 8,000,000 shares of APG's Preferred Stock, 4,000,000 shares of APG's common stock, a reverse split of 2:1 and the elimination of the accumulated deficit of APG.

3. The transaction is accounted for as a reverse acquisition whereby APG which is the legal acquirer is considered, for accounting purposes, to be the acquiree, thus, the historical result of operations of APG is not included in the combined statement of operations.

4. The "Liabilities to be satisfied by the issuance of shares of common stock" and the balance of the "Note payable" are assumed to be settled through the issuance of 4,354,000 and 850,000 shares of common stock, respectively.